Exhibit 10.3

AMENDMENT

THIS AMENDMENT (“Amendment”) dated the 5th day of December, 2011, amends the Transportation Agreement dated as of July 31, 2006 (the “Agreement”) between The United States Postal Service (“USPS”) and Federal Express Corporation (“FedEx”).

Preamble

WHEREAS, USPS and FedEx entered into the Agreement in order to provide for the transportation and delivery of the Products (as such term is defined in the Agreement);

WHEREAS, the parties now desire to amend certain provisions of the Agreement to provide an expansion of the Products as stated below;

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Amendment, the parties agree as follows:

1. Commencing on December 5, 2011, and ending on December 25, 2011, with optional days December 22, 23 and 24. Execution of each optional day will be determined by the USPS on each optional day. USPS desires to utilize FedEx ULDs for its peak charter operations and FedEx agrees to provide such ULDs based on the schedule and list of charges outlined in Attachment 1. USPS agrees to pay the ULD charges based on the presumption that two charters will operate during this period from Memphis, TN to ANC, SJU and HNL. At the end of charter operations, one ULD set per market will be returned to the MEM Hub or a location within the United States agreed upon by USPS and FedEx.

2. All capitalized terms not otherwise defined in this Amendment shall have the meanings set forth in the Agreement.

3. Except as amended by this Amendment, the terms and conditions of the Agreement shall remain in full force and effect and are ratified and confirmed in all respects.

IN WITNESS WHEREOF, the parties have signed this Amendment in duplicate, one for each of the Parties, as of 5th December, 2011.

THE UNITED STATES POSTAL SERVICE

By:	/s/ GREGORY BAYNE
Title:	Contracting Officer, Air CMC

FEDERAL EXPRESS CORPORATION

By:	/s/ PAUL J. HERRON
Title:	Vice President, Postal Transportation Management

Peak 2011 Charter ULD Agreement

[ * ]

Total AMJs for the Period	[ * ]
Total LD3s for the Period	[ * ]
Optional Days AMJs	[ * ]
Optional Days LD3s	[ * ]

ULD Charges for Period
ULD Type	AMJ	LD3
Amount of containers	[ * ]	[ * ]
Charge per ULD	[ * ]	[ * ]
Total Charges Per ULD type	[ * ]	[ * ]
Total Charges			[ * ]

Assumptions:

1.	747 Aircraft are used for the charter operations. Each aircraft carries [ * ] and [ * ]

2.	Each location requires 2 sets of ULDs, one set for the ULDs in transit and another set at the origin to build the next movement.

3.	Two sets of ULDs per aircraft, [ * ] and [ * ], are the amount of containers charged per day.

4.	[ * ]

5.	The amount of ULDs charged is based on [ * ], [ * ], and [ * ] as outlined above

6.	If optional days are exercised, the same rates will apply

7.	Optional days by market: HNL—Dec. [ * ]; ANC—Dec. [ * ]; SJU— Dec. [ * ]

7.	The amounts charged per container type are AMJ—[ * ] and LD3s—[ * ]

*

Blank spaces contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.